UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01	Other Events.

On December 31, 2014, Triumph Bancorp, Inc. (the “Company”) announced that it had completed the redemption of all of the outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series T1 and Series T2 (collectively, the “TARP Preferred Stock”) issued by its wholly-owned subsidiary, National Bancshares, Inc. The TARP Preferred Stock was redeemed for $26.2 million, which reflects the aggregate liquidation amount of the TARP Preferred Stock plus accrued dividends since the most recent dividend payment date.

A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

Date: December 31, 2014	By:	/s/ Adam D. Nelson
Name: Adam D. Nelson
Title: Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 31, 2014.

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